UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2019
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 North Central Avenue, Suite 1200 Phoenix, Arizona 85012
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

The disclosures set forth below under Item 5.02 regarding the Stock Option Agreement and the Indemnification Agreement are hereby incorporated by reference into this Item 1.01.
Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 22, 2019, the Board of Directors (the "Board") of Cavco Industries, Inc., a Delaware corporation (the "Company") announced that it appointed Mr. Richard A. Kerley ("Mr. Kerley") as an independent director of the Company's Board to fill a recently created seat. Mr. Kerley will serve as a director until the Company's annual shareholders' meeting to be held in 2019, and until his successor is elected and qualified. The Board affirmatively determined that Mr. Kerley qualifies as an independent director. Mr. Kerley has been appointed to serve on the Company's Audit Committee as well as its newly-created Legal and Compliance Oversight Committee.

Mr. Kerley, age 69, served as Senior Vice President, Chief Financial Officer and member of the Board of Peter Piper, Inc., a privately-held pizza and entertainment restaurant chain, from November 2008 to December 2014, when he retired. Previously, Mr. Kerley served as the Chief Financial Officer of Fender Musical Instruments Corporation, from July 2005 to October 2008. From June 1981 to July 2005, Mr. Kerley was an audit partner with Deloitte & Touche LLP. Prior to becoming a partner at Deloitte & Touche LLP, Mr. Kerley served as an audit manager and staff accountant from August 1971 to June 1981. Mr. Kerley received a bachelor's degree in accounting from Marshall University in 1971. Mr. Kerley currently serves as a director of two publicly traded companies: The Providence Service Corporation, where he is the Chair of the Audit Committee and the Compensation Committee; and The Joint Corp., where he is the Chair of the Compensation Committee and a Member of the Audit Committee.

There are no arrangements or understandings between Mr. Kerley and any other person pursuant to which Mr. Kerley was elected as one of the Company's directors. We are not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Mr. Kerley will be compensated for his service on our Board as follows: (i) a one-time grant of an option to purchase 10,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock"); (ii) annual compensation in the form of a grant of an option to purchase 4,000 shares of Common Stock on the anniversary of his election to the Board; (iii) a $45,000 retainer fee; (iv) a fee of $2,500 for each Board meeting attended in person and $1,500 for each meeting attended by telephone; and (v) a fee of $1,500 for each committee meeting attended in person or by telephone. These amounts remain subject to future adjustment by the Board in accordance with the Company's Second Amended and Restated Bylaws. Further Mr. Kerley will be reimbursed for reasonable expenses of attending Board and committee meetings.

Effective February 22, 2019, Mr. Kerley entered into a Stock Option Agreement (the "Stock Option Agreement"), whereby Mr. Kerley was granted an option to purchase 10,000 shares of Common Stock. The options awarded to Mr. Kerley under the Stock Option Agreement have a seven (7)-year term and a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant. All options awarded become exercisable at the rate of 25% on the first (1st) anniversary of the date of grant, 25% on the second (2nd) anniversary of the date of grant, 25% on the third (3rd) anniversary of the date of grant, and 25% on the fourth (4th) anniversary of the date of grant. All rights to exercise the options terminate within four (4) months of the date that Mr. Kerley ceases to be a director of the Company for any reason other than death or disability; in the case of a director's death, the options terminate fifteen (15) months thereafter and in the case of disability and resulting termination of the directorship, then the options terminate six (6) months after such date of termination. However, if Mr. Kerley holds the position for at least ten (10) years, the options will vest on the date that he ceases to be a director and all rights to exercise the options will terminate three (3) years thereafter, but in no event may the options be exercised later than the seven-year expiration date.

Effective February 22, 2019, Mr. Kerley entered into the Company's standard form of indemnification agreement for the Company's directors and certain of its officers (the "Indemnification Agreement"). The Indemnification Agreement provides, to the fullest extent permitted by law, indemnification against all expenses and liabilities incurred in any legal proceeding arising by reason of Mr. Kerley's capacity as a director. In addition, the Indemnification Agreement provides that the Company will pay to Mr. Kerley all indemnifiable expenses incurred by him in connection with a legal proceeding in advance of the final disposition of such proceeding.

The form of Stock Option Agreement and the form of Indemnification Agreement were filed as Exhibits 10.1 and 10.2, respectively, to the Company's Current Report on Form 8-K filed on January 8, 2019, and are incorporated herein by reference.

A press release announcing Mr. Kerley's appointment is attached hereto as Exhibit 99.1.
Item 8.01     Other Events.

On February 11, 2019, the Company created a Legal and Compliance Oversight Committee to, among other matters, oversee the Company’s legal and compliance functions. The Committee will initially consist of Susan L. Blount (Chairperson) and David A. Greenblatt. As described above, Mr. Kerley was appointed to the Committee effective February 22, 2019.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Mickey R. Dragash
Mickey R. Dragash EVP, General Counsel, Corporate Secretary & Chief Compliance Officer

Date: February 25, 2019